Skilled Healthcare Group, Inc + Genesis HealthCare LLC Creating a Leading National Provider of Post-Acute Services September 2014

Safe Harbor Statement Certain statements in this presentation regarding the proposed transaction, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this presentation constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the results and impact of the announcement of the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase and Contribution Agreement; and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances. 1

Presenters George Hager CEO, Genesis HealthCare Over 25 Years of Health Care Experience 22 Years with Genesis Tom DiVittorio CFO, Genesis HealthCare 18 Years with Genesis Robert A. “Mike” Reitz Executive Vice President and COO, Genesis Healthcare Over 35 Years of Experience 21 Years with Genesis Bob Fish CEO, Skilled Healthcare Over 30 Years of Experience Dan Hirschfeld President, Genesis Rehab Services 9 Years with Genesis 2

Driving Economies of Scale and Positioning for Growth

Market Leading Platform	• Combination of Skilled Healthcare Group, Inc ("Skilled") and Genesis HealthCare LLC ("Genesis") creates a combined company of two leading providers of post-acute services (the "Combined Company") ▪ Two industry leaders with a similar focus on quality care ▪ Complementary payor and clinical strategies to develop high acuity capabilities that drive skilled mix ▪ The Combined Company will operate 449 SNFs and 55 ALFs • Economies of scale increase efficiency and reduce costs through leveraging existing Genesis infrastructure ▪ $25 million of identified cost savings and revenue opportunities, with additional upside potential
Positioned for Growth	• Emphasis on high acuity care and inpatient rehab services positions the company for growth in the changing health care environment ▪ Positioned to capitalize on evolving payor dynamics, such as post-acute bundling, and the emphasis on outcome-based reimbursement, such as reduced readmissions and quality clinical outcomes ▪ Unique payor contracting strategies, acute care partnerships and inpatient rehab model can be leveraged across the combined platform • Rehab business is the second largest inpatient rehab provider and provides growth opportunities by expanding clinical capabilities into new markets • Combination accelerates the Skilled turnaround and reduces execution risk • Returns industry leading management team to the public markets, with experience integrating sizable business combinations ▪ Genesis acquired Sun Healthcare in December 2012 with revenue of ~$2 billion

Skilled Healthcare Group
3
Genesis HealthCare®

Transaction Summary  Skilled and Genesis to combine in stock-for-stock transaction  Each Skilled share shall remain outstanding  Onex high-vote stock will have only one vote per share  Up-C structure with Skilled becoming new managing members of Genesis, with existing Genesis Partners retaining their interests in Genesis (“OP Units”)  Each OP unit will be economically fungible with, and exchangeable for, one share of Skilled stock  Following the combination, the Combined Company will remain a public company  Existing Skilled shareholders will own 25.75% and Genesis shareholders will own 74.25% of the pro forma company  Approximate pro forma ownership structure:  Skilled public investors (16%)  Onex (10%)  Formation Capital Principals (28%)  Management (9%)  Other Genesis shareholders (34%)  Health Care REIT (3%)  The Combined Company will operate under the Genesis HealthCare name  George Hager, CEO  Tom DiVittorio, CFO  Board composition:  CEO, George Hager  10 additional members to be comprised of current Skilled, Genesis and independent directors  Regulatory approvals and customary closing conditions  Expected closing in early 2015 Governance Structure and Considerations Path to Completion 4

Combining Two Industry Leaders

Skilled Healthcare Group

- Headquartered in Foothill Ranch, CA
- ~15,000 employees / caregivers
- Financial Summary:

	2013	LTM 6/30	6m 2014
Revenue	$842	$831	$414
Adj. EBITDAR	91	90	46
Adj. EBITDA	72	71	36

- **Inpatient Services**
  - 95 skilled nursing and assisted living facilities in eight states
  - Over 10,000 licensed beds
  - Collectively owns over 76% of the real estate underlying the company's facilities
- **Rehab Services**
  - Provides rehabilitation therapy services in 177 owned and third-party facilities in eight states
  - In addition, manages the rehabilitation therapy services for 10 Skilled healthcare facilities in New Mexico (ninth state)
- **Hospice and Home Health Services**
  - Provides hospice in six states and home health services in five states

Genesis HealthCare℠

- Headquartered in Kennett Square, PA
- Over 80,000 employees / caregivers
- Financial Summary:

	2013	LTM 6/30	6m 2014
Revenue	$4,655	$4,695	$2,359
Adj. EBITDAR	583	595	310
Adj. EBITDA	149	153	86

- **Inpatient Services**
  - 409 skilled nursing, assisted living and behavioral health facilities in 28 states
  - Nearly 50,000 licensed beds
  - Largest provider of skilled nursing following December 2012 acquisition of Sun Healthcare
- **Rehab Services**
  - Rehabilitation therapy service business provides speech, physical and occupational therapy in skilled nursing and assisted living facilities
  - Nearly 1,400 contracts in affiliated and third-party facilities across 45 states and DC
- **Respiratory Services**
  - Pulmonary services in nearly 450 sites across 31 states
- **Staffing Services**
  - Through CareerStaff unit, provides staffing services for speech, physical and occupational therapy as well as nursing, speciality nursing, pharmacist and locum tenens

Skilled Healthcare Group
5
Genesis HealthCare®

Broad Combined Geographic Scale Pro Forma Inpatient Services Footprint Skilled Healthcare Facilities Genesis HealthCare Facilities Commentary  Over 500 SNF and ALF facilities across 34 states  Top 5 states by licensed beds:  PA: 10.7%  NJ: 9.0%  MD: 7.8%  MA: 7.4%  CA: 7.1%  The Combined Company will have broad geographic scope and relevant scale  Leading ancillary services platform  Second largest contract therapy provider (45 states and DC) ___________________________ Source: Company information. 6

Pro Forma Capital Structure

Combined Company Capitalization

($ in millions)

Capitalization (6/30/2014)	Skilled Status Quo	Genesis Status Quo	Adjustments [1]	Pro Forma
Cash and Cash Equivalents	$8	$38	-	$46
Revolver	12	220	(12)	220
HUD Insured Loans	87	-	-	87
Long Term Debt	312[2]	246[3]	(312)	246
New Term Loan	-	-	360	360
New ABL Revolver	-	-	59	59
Total Debt	**$410**	**$466**[4]	**$96**	**$972**
6/30/2014 LTM EBITDAR	90[5]	595[6]	25	710[7]
6/30/2014 LTM EBITDA	71[5]	153[6]	25	249[7]
Debt / LTM EBITDA	5.8x	3.0x		3.9x
Adjusted Debt (6.0x) / LTM EBITDAR	5.8x	5.2x		5.3x
Adjusted Debt (8.0x) / LTM EBITDAR	6.2x	6.7x		6.6x

- Refinance existing Skilled debt, other than Skilled HUD debt, with a new real estate backed term loan and ABL
  - $360 million Sonoma Real Estate Term Loan, five year tenor
  - $75 million Sonoma ABL, five year tenor, cross collateralized with the real estate term loan
- Keep Genesis existing debt in place
  - $232 million Term Loan
  - $475 million ABL, expanded from existing $425 million commitment (~$220 million funded) [8]
  - $14 million other recourse debt

Note: Figures represent LTM as of 6/30/2014.

(1) Assumes $95.7 million of pre-tax transactions fees. Expected tax benefit of $47.9 million.
(2) Includes $243 million of Term Loan, $61 million of Mid Cap Debt, $5 million of Mid Cap Revolver and $2 million of other debt.
(3) Includes $232 million of Term Loan (gross balance excluding OID), and $13.8 million of other debt.
(4) Excludes $14 million of non-recourse debt (including $2 million of related premium).
(5) Amounts have been adjusted for discontinued ops., losses related to restructuring costs, exit costs for divested facilities, non-routine legal expenses and start-up losses for the new University of Kansas SNF facility.
(6) Amounts have been adjusted for discontinued ops., non-routine charges primarily development, restructuring and transaction-related costs. Excludes VIEs. Reflects Non-GAAP financials. See reconciliation from GAAP to Non-GAAP financials.
(7) Includes $25 million of assumed synergies.
(8) In addition to $220 million of funded borrowings, there are $100.7 million letters of credit issues against the ABL facility.

Skilled Healthcare Group

7

Genesis HealthCare®

Significant Synergy Opportunity Skilled and Genesis estimate the Combined Company can achieve $25 million of synergies with the potential for upside Category $ % of Total Vendor Repricing and Contract Consolidation $10 40% Duplicative Positions, Functions and Costs 6 24% Information System Integration 4 16% Rehab Business Development Opportunities 3 12% Best of Breed Managed Care Contracting 2 8% Total Estimated Synergies $25 100% ($ in millions) 8

Growth Strategy

Growth Strategy Existing, Proven Core Strategies  Pursue development activities to offer specialized short- term post-acute care services and long-term care services  Build specialized new facilities to increase market density and accelerate growth in skilled mix  Optimize facility portfolio to improve cash flows  Position the Company for success in a post-healthcare reform environment  Commitment to quality care  Focus on high acuity patients  Grow the rehabilitation therapy segment  Improve operating efficiency  Grow through selective acquisitions and successful integration New Approaches to Growth – Expand and Accelerate 9

Existing, Proven Core Strategies  Commitment to quality care  Focused on qualitative and quantitative clinical performance measures to enhance and improve care in an outcomes based healthcare environment  Employment of over 200 full time and 160 part time attending physicians, nurse practitioners and physician assistants differentiates Genesis’ care model  Focus on high acuity patients  Differentiate facilities through clinical specialization, developing clinical skills of employees and developing relationships with acute care hospitals and managed care payors to capture higher acuity patients  Grow the rehabilitation therapy segment  Organic growth opportunities through expansion of clinical therapy services to existing customers and continued improvement in therapist productivity through technology and improved workflow  Market share growth opportunities by further enhancing reputation in the industry and by demonstrating the value proposition to customers and their patients  Improve operating efficiency  Invest in information systems, develop tools to manage operating costs and reengineer key business processes to improve operating efficiency and to control costs, while maintaining quality patient care  Grow through selective acquisitions and successful integration  Pursue strategic acquisitions in selected target regions with strong demographic trends; acquisition strategy includes partnering with REITs  Existing infrastructure, geographic footprint and demonstrated track record of integrating sizable acquisitions often yield greater synergies than other buyers 10

New Approaches to Growth – Expand and Accelerate  Pursue development activities, including remodeling existing locations to offer specialized short-term post-acute care services and long-term care services  Transform selected facilities to focus either on short-term acute care or long-term care  Accelerate growth in higher margin, higher skilled services, while increasing the occupancy and overall profitability of long-term care facilities  Build new facilities specializing in short-term acute care to increase market density and accelerate growth in skilled mix  Build upon existing relationships with acute care hospitals and managed care payors in areas of sufficient population density to provide demand  Build new state of the art facilities specializing in short term care and offering amenities and clinical services tailored to the needs of the population  Clustering of facilities to enable sharing of services, implementation of effective sales and marketing strategies to realize the benefits of a well-known reputation for superior patient outcomes  Optimize facility portfolio to improve cash flows  Pursue the sale, closure or reconfiguration of facilities or businesses that are unprofitable, located in unattractive or saturated markets, physically obsolete or not core to the business strategy  Position the Company for success in a post-healthcare reform environment  As healthcare reform continues to be implemented, healthcare providers who provide quality diversified care, have density and strong reputations, have good relationships with acute care hospitals and operate with scale will have a competitive advantage in an episodic payment environment  Previously described strategies strengthen the Company's ability to become a more valuable partner to acute care hospitals and managed care organizations that are seeking to increase care coordination, reduce lengths of stay, more effectively manage healthcare costs and develop new care delivery and payment models 11

Enhancing Skilled Mix through Focus on High Acuity Patients

Clinical Investment Strategy

- Since 2005, Genesis has made significant capital investments to modernize its physical plant, expand rehabilitation gym capacity, improve its clinical capabilities and develop clinical specialty units at legacy Genesis facilities
  - Since 2007, number of clinical specialty units in Genesis' facilities has grown from 58 to 181 units
- Offers sub-specialties including post-acute cardiac or pulmonary management
  - Differentiates Genesis in local areas where competitors do not offer these programs

Specialty Care Units Details

Specialty	Description	Units
Predominantly for Short-Stay Post-Term Acute-Care Patients		
1. Transitional Care Units	A rapid recovery option for patients requiring post-acute rehabilitation and medical services due to illness, surgery or injury. Offers enhanced clinical services in a designated unit with higher clinical staffing	97
2. Progression Unit	A short-stay option for patients requiring orthopedic rehabilitation after hospital discharge but before going home	4
3. PowerBack Rehabilitation	Developed in response to market demand for shorter post-hospital patient recovery periods and fewer post-discharge set-backs, PowerBack provides state-of-the-art facilities and aggressive, highly personalized care plans designed to get patients home sooner	9
Predominantly for Long-Term Care Patients		
4. Ventilator Care	Designed for patients who need short-term or continuous ventilator care or rehabilitation	8
5. Dialysis	On-site services for patients requiring short or long-term treatment for end-stage renal disease along with skilled care	11
6. Homestead (Alzheimer's)	A safe, secure, home-like environment with consistent staff to promote relationships and a stable family atmosphere	52

Skilled Healthcare Group
12
Genesis HealthCare®

Genesis’ Unique Bifurcation Strategy  20% of Patients (15% Medicare / 5% Insurance / Managed Care)  36% of Revenue / 50% of Profits  Average length of stay – 28 days (31 Medicare / 19 Insurance / Managed Care)  20% are younger than 65 years old  69% will return home  High intensity rehabilitation / restorative care  Sub-acute clinical specializations  Transitional care  Progression units  Ventilator care  80% of Patients (63% Medicaid / 17% Private / Other)  64% of Revenue / 50% of Profits  Average length of stay – 18 months  Average age 85 years old  Long-term care clinical focus  Dementia care  Dialysis  Palliative / Hospice Short-Stay / Post-Acute Long-Term Care 97 – Transitional Care Units 9 – PowerBack Units 4 – Progression Units 52 – Alzheimer Units 11 – Dialysis Units 8 – Ventilator Units Two Distinct Businesses Under One Roof 13

29 11 2 Hawaii 6 55 197 2 16 6 8 2 36 48 124 6 4 2 11 9 26 68 84 70 14 22 22 22 46 29 97 15 7 22 4 8 1 12 1 5 10 9 37 1 70 61 51 Expansive Rehabilitation and Respiratory Services GRS and RHS GRS Only RHS Only  Genesis is the 2nd largest contract rehabilitation therapy provider in the U.S., with nearly 1,400 contracts in 45 states and D.C. (“GRS”)  Genesis also provides respiratory therapy services in over 450 locations in 31 states and D.C. (“RHS”)  Expand franchise into newly acquired Skilled facilities in new markets such as Texas and expanded presence in California  Pursue accretive opportunities to selectively grow through acquisitions  Drive organic growth by leveraging technology to optimize staffing and improve clinical documentation and collections  Develop innovative approaches to capture outpatient therapy market share Growth Strategy Expansive Service Contract Footprint ___________________________ Note: Facility counts by state are for GRS Only. 103 1 3 11 7 11 10 3 38 Skilled Healthcare Rehab Contracts 14

Genesis Physician Services (“GPS”)  GPS is a group practice specializing in the care of sub- acute, skilled nursing and long-term care patients  Utilizes a team of dedicated Medical Directors and full- and part-time attending physicians, nurse practitioners and physician assistants  75 full time / 82 part time physicians  136 full time / 58 part time nurse practitioners  Serve as clinical care partners for the entire Genesis care team at SNF and ALF facilities  Implement new clinical protocols  Decrease hospital readmissions  Provide medical direction on clinical trends / outcomes  Onsite care for patients on a daily basis  75% of new facility admissions are seen by GPS providers (where a GPS presence exists)  500,000 patient visits annually  Expand in new and existing regions from current 165 facilities in 17 states  Utilize telemedicine for selected specialties and after- hours support  Expand clinical expertise into other areas, including palliative care Leading the Direction of Post Acute Care GPS Initiatives Full Time Provider Growth 40 52 74 102 119 136 13 24 42 55 70 75 53 76 116 157 189 211 0 50 100 150 200 250 Sept. 2009 Sept. 2010 Sept. 2011 Oct. 2012 Oct. 2013 Jun. 2014 Nurse Practitioners Physicians 15

Unique Managed Care Strategies Readmission Incentive Program Accountable Care Initiatives Managed Care Strategy  Build upon strong relationships with most of the national and regional managed care plans  Coordinate an aligned approach to care delivery that reduces readmissions, improves quality outcomes and creates efficiency in the healthcare delivery system  Capture additional patient referrals resulting from expanded coverage through healthcare reform  Increase in covered lives has potential to drive volumes to post-acute settings  First post-acute care provider to enter into readmission incentive agreements with various managed care plans  Medicare Advantage / Commercial Members  Tiered sharing of readmission cost savings  Clinical / administrative requirements in addition to readmission savings  Institutional (Dual Eligible) Residents  On-site nurse practitioners to enhance care  Incentives to reduce readmissions and provide care in sub acute setting versus acute care setting  Positioning for inclusion in applicable ACO networks nationwide as well as bundled / episodic payment programs  Patient volume increases projected as post-acute networks narrow  Develop key expertise around hospital readmission reduction  Develop length of stay strategies and quality initiatives to meet the needs of ACO partners  Develop strategies to ensure an enhanced level of care post SNF discharge  Develop care management organizational structure to support programs  Re-allocate existing resources to help manage post acute care continuum upon discharge  Develop infrastructure, analytics and reporting capabilities to effectively manage associated risk 16

Partnering Strategy With Providers Genesis has partnered with hospitals and other post-acute providers to enhance the coordination of patient care during and after a post-acute rehabilitation stay Key Partners Key Strategies  Develop skilled nursing facilities in partnership with acute care providers with focus on improving clinical outcomes  Partner with acute care providers to develop unique care strategies to deliver programs for patients suffering from diseases such as COPD and CHF and reduce re-hospitalization / re-admission rates  Strategic partnerships to develop additional PowerBack Rehabilitation centers  Unique software solutions that help identify a patient’s unique care requirements and matches the patient with, and supports the transition to, the appropriate post-acute care setting  Partner with provider of dialysis services to offer in- house dialysis services in select Genesis facilities 17

Acquisition and Development Strategy

Transformative Transaction Experience

- In December 2012, Genesis acquired Sun Healthcare, comprising 199 facilities
- Strengthened existing presence on east coast and added a west coast presence
  - Significantly expanded contract rehab services
- Marketed $50 million of synergies, and subsequently realized $60+ million of cost and revenue synergies
- Monetized Sun's hospice business at closing; continue to own and operate Sun's staffing business
- Selectively divested non-core or underperforming facilities and exited certain rehab contracts since the transaction

Tuck-In Acquisition and Development Strategy

- Selectively pursue high ROI facility acquisitions and development

Recent 2014 Acquisitions

Facilities	Type	State
1	SNF	CO
2	SNF	NJ
1	SNF	DE

Development Project

Beds	Type	Facility	State	Opening Date
124	SNF	PowerBack	NJ	January 2013
120	SNF	Replacement	MA	February 2013
120	SNF	Replacement	MD	September 2014
124	SNF	PowerBack	NJ	September 2014
100	SNF	PowerBack	CO	January 2015
130	SNF	Replacement	MD	March 2015
124	SNF	PowerBack	NJ	May 2015
130	SNF	Replacement	MD	June 2015

Skilled Healthcare Group
18
Genesis HealthCare®

Financial Summary

Status Quo Summary Financials ___________________________ 1. Amounts have been adjusted for discontinued ops., losses related to restructuring costs, exit costs for divested facilities, non-routine legal expenses and start-up losses for the new University of Kansas SNF facility. 2. 2012 pro forma for Sun Healthcare acquisition. Amounts have been adjusted for discontinued ops., non-routine charges primarily development, restructuring and transaction-related costs. Excludes VIEs. Reflects Non- GAAP financials. See reconciliation from GAAP to Non-GAAP financials. Skilled Revenue (1) $858 $842 $425 $414 $0 $400 $800 $1,200 2012 2013 6 Months 2013 6 Months 2014 ($ in millions) Skilled Adj. EBITDA and Adj. EBITDAR (1) $101 $72 $37 $36 $119 $91 $47 $46 $0 $50 $100 $150 2012 2013 6 Months 2013 6 Months 2014 ($ in millions) Adj. EBITDA Adj. EBITDAR Genesis Revenue (2) $4,652 $4,655 $2,319 $2,359 $0 $2,000 $4,000 $6,000 2012 2013 6 Months 2013 6 Months 2014 ($ in millions) Genesis Adj. EBITDA and Adj. EBITDAR (2) $145 $149 $82 $86 $552 $583 $298 $310 $0 $300 $600 $900 2012 2013 6 Months 2013 6 Months 2014 ($ in millions) Adj. EBITDA Adj. EBITDAR 19

Pro Forma YTD Summary Financials ___________________________ Note: Figures represent 6 months YTD as of 6/30/2014. (1) Amounts have been adjusted for discontinued ops., losses related to restructuring costs, exit costs for divested facilities, non-routine legal expenses and start-up losses for the new University of Kansas SNF facility. (2) Amounts have been adjusted for discontinued ops., non-routine charges primarily development, restructuring and transaction-related costs. Excludes VIEs. Reflects Non-GAAP financials. See reconciliation from GAAP to Non-GAAP financials. (3) Analysis includes $12.5 million of assumed synergies based on estimated $25.0 million run-rate annualized synergies. (4) Excludes 5 assets owned but not operated by the Combined Company. YTD Re v e n u e YTD A dj. EBITD A R YTD A dj. EBITD A $46 $310 $13 $368 $0 $150 $300 $450 Skilled Genesis Synergies Pro Forma ($ in millions) $36 $86 $13 $135 $0 $50 $100 $150 Skilled Genesis Synergies Pro Forma ($ in millions) $414 $2,359 $2,773 $0 $1,000 $2,000 $3,000 Skilled Genesis Synergies Pro Forma ($ in millions) (1) (1) (1) (3) (3) (2) (2) (2)  Platform combination meaningfully enhances the scale of operations  Improves efficiency, offering significant cost savings opportunity  Provides additional growth opportunities in new regions  Range of structures for the Combined Company’s facility ownership  Own 75 facilities (15% of total facilities)(4)  Diversified platform of real estate partners  Health Care REIT (33% of total facilities)  Sabra Health Care REIT (15% of total facilities)  Omega Healthcare Investors and Ventas, Inc. (together 14% of total facilities) 20

Accounting Summary

Genesis Lease Accounting and Consolidation of Variable Interest Entities ___________________________ Source: Genesis management.  For GAAP purposes, Genesis’ third-party real estate leases are a mix of operating leases, capital leases and financing obligations. The presentation herein assumes all real estate leases are operating leases and lease expense is reflected on a cash basis, rather than a straight-line basis.  This presentation allows the reader to better match operating income (EBITDAR) to cash lease and interest obligations.  Under GAAP, the HCN master lease requires the Company to recognize the full purchase price of the real estate sale transaction as a “financing obligation”. On the asset side, the Company continues to carry forward the previously owned PP&E and amortize these assets over their remaining accounting lives.  The financial statements included herein exclude four variable interest entities that are required to be consolidated with the Company’s financial statements under GAAP.  These consolidated entities consist of jointly owned facilities. The assets and non-recourse debt of these partnerships as of June 30, 2014 are approximately $55 million and $40 million, respectively.  The financial results of these entities are excluded because the Company does not have any rights to the cash flows or assets of such partnerships beyond those of its equity method joint ventures. Creditors of these partnerships, including senior lenders, have no recourse against the Company’s general credit.  This presentation is consistent with senior Landlord and Lender covenants. 21

Genesis GAAP to Non-GAAP Accounting

Statement of Operations (LTM June 30, 2014)

($ in millions)

	3 Months Ended (Non-GAAP)				12 Mo. Ended		
	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Non-GAAP Jun 30, 2014	VIEs Consol. For GAAP Reporting	GAAP Jun 30, 2014
Net revenues	$1,161.0	$1,174.8	$1,172.6	$1,186.2	$4,694.5	$56.7	$4,751.2
Expenses							
Salaries, wages and benefits	754.3	744.5	738.8	735.0	2,972.6	30.6	3,003.2
Other operating expenses	254.5	266.8	269.9	275.6	1,066.8	17.1	1,083.8
Provision for losses on accounts receivable and notes receivable	16.1	21.1	18.2	16.8	72.2	1.1	73.3
Lease expense	32.7	33.1	32.8	32.9	131.4	0.1	131.6
Depreciation and amortization expense	47.8	45.9	46.3	47.8	187.8	4.6	192.4
Accretion expense	0.1	0.1	0.1	0.1	0.3	(0.1)	0.1
Interest expense	107.0	108.6	108.4	109.5	433.5	1.7	435.2
Loss on early extinguishment of debt	-	-	0.5	0.2	0.7	0.3	1.0
Loss on asset impairment	10.0	-	-	-	10.0	-	10.0
Investment income	(0.8)	(2.4)	(1.1)	(0.6)	(4.8)	0.2	(4.6)
Other loss (gain)	(0.0)	-	-	(0.7)	(0.7)	0.0	(0.7)
Transaction costs and other non-recurring charges	1.1	2.6	2.2	1.3	7.2	0.0	7.2
Equity in net (income) loss of unconsolidated affiliates	0.3	(0.5)	(0.3)	(0.4)	(0.8)	1.4	0.5
Total Expenses	$1,223.1	$1,219.7	$1,215.9	$1,217.4	$4,876.2	$56.9	$4,933.0
Income before income tax expense	(62.2)	(44.9)	(43.3)	(31.3)	(181.7)	(0.2)	(181.8)
Income tax expense	(11.9)	(1.3)	(3.1)	(0.1)	(16.4)	0.0	(16.4)
Income (loss) from continuing operations	(50.3)	(43.6)	(40.2)	(31.2)	(165.3)	(0.2)	(165.4)
Income from discontinued operations, net of taxes	(3.3)	(1.0)	(3.6)	(1.2)	(9.0)	0.0	(9.0)
Net income (loss)	(53.6)	(44.6)	(43.8)	(32.3)	(174.3)	(0.2)	(174.4)
Less net income attributable to noncontrolling interests	(0.2)	(0.0)	(0.1)	(0.2)	(0.5)	(0.7)	(1.2)
Net Income (loss) attributable to FC-GEN Investment Operations, LLC	($53.8)	($44.6)	($43.8)	($32.6)	($174.8)	($0.8)	($175.6)
Adjustment from income (loss) before tax expense to EBITDAR:							
Lease expense	32.7	33.1	32.8	32.9	131.4		
Depreciation and amortization expense	47.8	45.9	46.3	47.8	187.8		
Accretion expense	0.1	0.1	0.1	0.1	0.3		
Interest expense	107.0	108.6	108.4	109.5	433.5		
Loss on early extinguishment of debt	-	-	0.5	0.2	0.7		
Loss on asset impairment	10.0	-	-	-	10.0		
Other loss (gain)	(0.0)	-	-	(0.7)	(0.7)		
Transaction costs and other non-recurring charges	1.1	2.6	2.2	1.3	7.2		
Non-recurring costs included in operation expenses	0.5	2.8	3.1	0.6	7.0		
Equity in net (income) loss of unconsolidated affiliates	0.3	(0.5)	(0.3)	(0.4)	(0.8)		
Normalized Adjusted EBITDAR	$137.4	$147.6	$149.8	$160.0	$594.8		
Adjustment from EBITDAR to EBITDA							
Cash basis rent	(109.1)	(109.2)	(110.3)	(113.2)	(441.7)		
Normalized Adjusted EBITDA	$28.3	$38.5	$39.4	$46.8	$153.0		

Source: Genesis management.

Skilled Healthcare Group

22

Genesis HealthCare®

Genesis GAAP to Non-GAAP Accounting (cont'd)

Balance Sheet (June 30, 2014)

($ in millions)

	GAAP Balances Jun 30, 2014	Non-GAAP Adjustments: Eliminate VIE's	Non-GAAP Adjustments: GAAP Excluding VIE's	Non-GAAP Adjustments: Lease Accounting	Non-GAAP Balances Jun 30, 2014
Assets:					
Current assets:					
Cash and equivalents	$51.6	($13.2)	$38.4		$38.4
Restricted cash and investments	56.3	-	56.3		56.3
Accounts receivable, net	659.6	(10.6)	649.0		649.0
Prepaid expenses and other current assets	80.8	2.8	83.6		83.6
Deferred income taxes	46.6	-	46.6		46.6
Total Current Assets	**$895.0**	**($21.1)**	**$873.9**	**$0.0**	**$873.9**
Property and equipment, net	3,560.3	(53.6)	3,506.7	(3,149.0)	357.7
Restricted cash and investments	77.0	-	77.0		77.0
Other long-term assets	142.7	21.5	164.2		164.2
Deferred income taxes	138.4	-	138.4		138.4
Identifiable intangible assets, net	185.3	-	185.3		185.3
Goodwill	169.7	(1.4)	168.3		168.3
Total Assets	**$5,168.3**	**($54.5)**	**$5,113.8**	**($3,149.0)**	**$1,964.7**
Liabilities and Members' Interest:					
Current liabilities:					
Current installments of long-term debt	15.6	$ (4.2)	11.4		$ 11.4
Capital lease obligations	3.3	-	3.3	(3.3)	-
Financing obligations	1.2	-	1.2	(1.2)	-
Accounts payable	177.4	(1.6)	175.7		175.7
Accrued expenses	117.2	(1.9)	115.3		115.3
Accrued compensation	185.0	(0.2)	184.7		184.7
Accrued interest	1.1	(0.1)	1.0		1.0
Self-insurance liability reserves	118.8	(0.0)	118.8		118.8
Total Current Liabilities	**$619.4**	**($8.0)**	**$611.4**	**($4.5)**	**$606.9**
Long-term debt - non-recourse	49.1	(35.6)	13.5		13.5
Long-term debt - recourse	11.6	0.0	11.6		11.6
Senior term loan, net of OID	210.4	-	210.4		210.4
Revolving credit facility	220.0	-	220.0		220.0
Capital lease obligations	995.3	-	995.3	(995.3)	-
Financing obligation	2,872.2	-	2,872.2	(2,872.2)	-
Deferred income taxes	30.2	-	30.2		30.2
Self-insurance reserves	313.3	(0.0)	313.3		313.3
Other long-term liabilities	118.3	(2.0)	116.3		116.3
Total members' interest	(271.4)	(8.8)	(280.3)	723.0	442.7
Total Liabilities and Members' Interest	**$5,168.3**	**($54.5)**	**$5,113.8**	**($3,149.0)**	**$1,964.7**

Source: Genesis management.

23

Skilled Healthcare Group

Genesis HealthCare®

Genesis GAAP to Non-GAAP Accounting (cont'd)

Statement of Operations (FYE 2013)

($ in millions)

	3 Months Ended (Non-GAAP)				12 Mo. Ended		
	Mar 31, 2013	June 30, 2013	Sept 30, 2013	Dec 31, 2013	Non-GAAP Dec 31, 2013	Consolidated For GAAP Reporting	GAAP Dec 31, 2013
Net revenues	$1,159.5	$1,159.9	$1,161.0	$1,174.8	$4,655.2	$55.2	$4,710.3
Expenses							
Salaries, wages and benefits	743.9	725.8	754.3	744.5	2,968.5	30.2	2,998.7
Other operating expenses	260.3	262.7	254.5	266.8	1,044.2	16.5	1,060.7
Provision for losses on accounts receivable	16.2	15.6	16.1	21.1	69.0	1.0	69.9
Lease expense	32.6	32.7	32.7	33.1	131.1	0.1	131.2
Depreciation and amortization expense	46.0	44.3	47.8	45.9	184.1	4.4	188.5
Accretion expense	0.1	0.1	0.1	0.1	0.3	-	0.3
Interest expense	105.1	105.0	107.0	108.6	425.6	1.4	427.0
Loss on early extinguishment of debt	-	-	-	-	-	0.1	0.1
Long-lived asset impairment	-	-	10.0	-	10.0	-	10.0
Investment income	(0.7)	(0.8)	(0.8)	(2.4)	(4.7)	0.5	(4.2)
Other loss (gain)	-	0.5	(0.0)	-	0.5	(0.0)	0.5
Transaction costs and other non-recurring charges	0.3	1.8	1.1	2.6	5.9	0.0	5.9
Equity in net (income) loss of unconsolidated affiliates	(0.4)	(0.4)	0.3	(0.5)	(1.0)	1.7	0.7
Total Expenses	**$1,203.4**	**$1,187.1**	**$1,223.1**	**$1,219.7**	**$4,833.3**	**$55.8**	**$4,889.1**
Income (loss) before income tax expense	(43.9)	(27.1)	(62.2)	(44.9)	(178.2)	(0.6)	(178.8)
Income tax expense (benefit)	2.6	0.5	(11.9)	(1.3)	(10.1)	-	(10.1)
Income (loss) from continuing operations	(46.5)	(27.7)	(50.3)	(43.6)	(168.1)	(0.6)	(168.7)
Income (loss) from discontinued operations, net of taxes	(1.7)	(2.3)	(3.3)	(1.0)	(8.2)	0.0	(8.2)
Net income (loss)	(48.2)	(30.0)	(53.6)	(44.6)	(176.3)	(0.6)	(177.0)
Less net income attributable to noncontrolling interests	0.2	(0.4)	(0.2)	(0.0)	(0.5)	(0.5)	(1.0)
Net Income (loss) attributable to FC-GEN Investment Operations, LLC	**($48.0)**	**($30.4)**	**($53.8)**	**($44.6)**	**($176.8)**	**($1.2)**	**($178.0)**
Adjustment from income (loss) before tax expense to EBITDAR:							
Lease expense	32.6	32.7	32.7	33.1	131.1		
Depreciation and amortization expense	46	44	48	46	184		
Accretion expense	0.1	0.1	0.1	0.1	0.3		
Interest expense	105.1	105.0	107.0	108.6	425.6		
Loss on early extinguishment of debt	-	-	-	-	-		
Long-lived asset impairment	-	-	10.0	-	10.0		
Other loss (gain)	-	0.5	(0.0)	-	0.5		
Transaction costs and other non-recurring charges	0.3	1.8	1.1	2.6	5.9		
Non-recurring costs included in operation expenses	1.7	0.1	0.5	2.8	5.2		
Equity in net (income) loss of unconsolidated affiliates	(0.4)	(0.4)	0.3	(0.5)	(1.0)		
Normalized Adjusted EBITDAR	**$141.5**	**$156.9**	**$137.4**	**$147.6**	**$583.4**		
Adjustment from EBITDAR to EBITDA							
Cash basis rent	(107.1)	(109.3)	(109.1)	(109.2)	(434.6)		
Normalized Adjusted EBITDA	**$34.4**	**$47.5**	**$28.3**	**$38.5**	**$148.7**		

Source: Genesis management.

Skilled Healthcare Group

24

Genesis HealthCare®

Genesis GAAP to Non-GAAP Accounting (cont'd)

Balance Sheet (FYE 2013)

($ in millions)

	GAAP Balances Dec 31, 2013	Non-GAAP Adjustments: Eliminate VIE's	Non-GAAP Adjustments: GAAP Excluding VIE's	Non-GAAP Adjustments: Lease Accounting	Non-GAAP Balances Dec 31, 2013
Assets:					
Current assets:					
Cash and equivalents	$61.4	($12.1)	$49.3		$49.3
Restricted cash and investments	72.9	(0.0)	72.9		72.9
Accounts receivable, net	659.2	(10.8)	648.3		648.3
Prepaid expenses and other current assets	87.6	3.5	91.1		91.1
Deferred income taxes	45.9	(0.0)	45.9		45.9
Total Current Assets	**$927.0**	**($19.5)**	**$907.6**	**$0.0**	**$907.6**
Property and equipment, net	3,551.0	(55.5)	3,495.5	(3,135.6)	359.9
Restricted cash and investments	50.1	0.0	50.1		50.1
Other long-term assets	119.5	21.2	140.7		140.7
Deferred income taxes	125.3	(0.0)	125.3		125.3
Identifiable intangible assets, net	194.5	(0.0)	194.5		194.5
Goodwill	169.7	(1.4)	168.3		168.3
Total Assets	**$5,137.0**	**($55.1)**	**$5,081.9**	**($3,135.6)**	**$1,946.3**
Liabilities and Members' Interest:					
Current liabilities:					
Current installments of long-term debt	16.3	$ (4.4)	$ 11.9		$ 11.9
Capital lease obligations	2.9	(0.0)	2.9	(2.9)	-
Financing obligations	1.3	(0.0)	1.3	(1.3)	-
Accounts payable	188.2	(2.3)	185.8		185.8
Accrued expenses	154.8	(2.0)	152.8		152.8
Accrued compensation	185.1	(0.4)	184.7		184.7
Accrued interest	1.6	0.8	2.5		2.5
Self-insurance liability reserves	135.6	(0.0)	135.5		135.5
Total Current Liabilities	**$685.7**	**($8.3)**	**$677.3**	**($4.1)**	**$673.2**
Long-term debt - non-recourse	49.8	(36.1)	13.8		13.8
Long-term debt - recourse	11.8	-	11.8		11.8
Senior term loan, net of OID	211.5	-	211.5		211.5
Revolving credit facility	200.0	-	200.0		200.0
Capital lease obligations	972.8	0.0	972.8	(972.8)	-
Financing obligation	2,785.1	0.0	2,785.1	(2,785.1)	-
Deferred income taxes	30.0	(0.0)	30.0		30.0
Self-insurance reserves	263.5	(0.0)	263.4		263.4
Other long-term liabilities	110.7	(1.5)	109.2		109.2
Total members' interest	(183.9)	(9.1)	(193.0)	626.4	433.4
Total Liabilities and Members' Interest	**$5,137.0**	**($55.1)**	**$5,081.9**	**($3,135.6)**	**$1,946.3**

Source: Genesis management.

Skilled Healthcare Group

25

Genesis HealthCare®

Appendix

Skilled Adjusted EBITDA Reconciliation

GAAP Net Income (Loss) to Adjusted EBITDA Reconciliation

($ in millions)

	Year Ended December 31,		Six Months Ended June 30,	
	2013 [1]	2012	2014	2013 [1]
Net (loss) income	($10.5)	$21.6	($1.5)	$4.6
Interest expense, net of interest income	33.9	37.2	15.6	17.2
Provision (benefit) for income taxes	(2.9)	12.9	(0.0)	1.4
Depreciation and amortization expense	23.8	23.6	12.1	11.8
EBITDA	**$44.3**	**$95.4**	**$26.3**	**$35.0**
Rent cost of revenue	18.8	17.9	9.7	9.4
EBITDAR	**$63.1**	**$113.3**	**$36.0**	**$44.3**
EBITDA	44.3	95.4	26.3	35.0
Change in fair value of contingent consideration	(3.7)	0.8	(0.1)	(2.2)
Organization restructure costs	2.3	-	1.1	1.5
Exit costs related to divested facilities	-	-	0.3	-
Losses at skilled nursing facility not at full operation	-	-	0.1	-
Debt modification/retirement costs	2.8	4.1	0.8	1.1
Governmental investigation expense	-	-	6.0	-
Impairment of long-lived assets	19.0	-	0.1	-
Closure of California home health agency	0.4	-	-	-
Professional fees related to non-routine matters	2.8	-	1.5	1.4
Loss from discontinued operations, net of tax	4.3	0.8	-	0.5
Adjusted EBITDA	**$72.3**	**$101.1**	**$36.1**	**$37.4**
Rent cost of revenue	18.8	17.9	9.7	9.4
Adjusted EBITDAR	**$91.1**	**$119.1**	**$45.8**	**$46.7**

1. Amounts have been adjusted for discontinued operations.

Skilled Healthcare Group

26

Genesis HealthCare®

Skilled Adjusted EBITDA Reconciliation (cont’d)  We believe that a report of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to- period without the effect of expenses, revenues and gains (losses) that are unrelated to the day-to-day performance of our consolidated and segmented business but are required to reported in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). We also use EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our consolidated and segmented business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.  Management uses EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. These types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.  The use of EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR or other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, EBITDAR, Adjusted EBITDA or Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the U.S. GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.  EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by U.S. GAAP, nor should these measures be relied upon to the exclusion of U.S. GAAP financial measures. EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. You are strongly encouraged to review our financial information in its entirety and not to rely on any single financial measure. 27